Exhibit 10.50

LEASE

Date: 14th July 2004

1 PARTICULARS

1.1 The Landlord	: TYNE FLOORING LIMITED whose registered office is situate at Unit C Kendall Court 4 Doman Road Yorktown Industrial Estate Camberley Surrey GU15 3DF (Company Registration Number 00856050)

1.2 The Tenant	: AGFA MONOTYPE LIMITED of Unit 2 Perrywood Business Park Salfords Redhill Surrey RH1 5DZ (Company Registration Number 02663485)

1.3 The Premises

:        ALL THOSE first floor premises together with nine parking spaces situate and known as 349 Yorktown Road College Town Sandhurst in the County of Berkshire as shown for the purpose of identification only and edged red on the plan annexed hereto including (for the purpose of obligation as well as grant) the following:

(a) All the Landlords fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises (whether originally affixed or fastened to or upon the Premises or otherwise) except any such fixtures installed by the Tenant that can be removed from the Premises without defacing the same.

(b) All walls wholly within the Premises which are not load bearing walls including the plasterboard coverings and plasterwork of such walls.

(c) The internal plasterboard coverings and plasterwork of all structural or load bearing internal walls, beams, columns and partitions lying within the Premises.

(d) The plastered coverings and plasterwork of the ceilings of the Premises and all screeds and/or floorboards and any other surface thereof.

(e) The glass in windows and doors at the Premises and the window frames.

Provided the Landlord shall not be liable to the Tenant for unauthorised parking thereon that shall from time to time take place on the premises.

1.4 Term	: Five years from the date hereof

1.5 Rent Commencement Date	: The 1st day of March 2004

1.6(i) Initial Rent	: TEN THOUSAND TWO HUNDRED AND THIRTY SIX POUNDS (£10,236) per annum

(ii) Rent Review	: Rent review at end of the 3rd year

1.7 Interest Rate

:        Four per cent per annum above the base lending rate of Lloyds TSB Bank plc or such other bank being a member of the Committee of London and Scottish Bankers as the Landlord may from time to time nominate in writing

1.8 Permitted User	: Offices

1.9 Landlords Estate	: Shall mean the Freehold of 347 and 349 Yorktown Road College Town Camberley Surrey

2	DEFINITIONS

2.1	FOR the purposes of this Lease the terms defined in clauses 1 and 2 have the meanings specified

2.2	“building” means the building now or at any time during the Term erected on the whole or part of the Landlords Estate

2.3	“the insurance rent” means the sums which the Landlord shall from time to time pay by way of premium :-

2.3.1	for insuring the Premises in accordance with the obligations contained in this Lease

2.3.2	and for insuring in such amount and on such terms as the Landlord shall reasonably consider appropriate against all liability of the Landlord to third parties arising out of or in connection with any matter including or relating to the Premises

2.4	“insured risks” means fire lightning explosion aircraft (including articles dropped from aircraft) riot civil commotion malicious persons earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus and impact by road vehicles and such other risks as the Landlord from time to time in its reasonable discretion may think fit to insure against or against which the Tenant may reasonably request the Landlord to insure and “insured risks” shall be construed accordingly PROVIDED THAT the same shall be upon reasonable commercial terms subject to usual excess payments

2.5

“interest” means interest during the period from the date on which payment is due to the date of payment both before and after any judgment at the interest rate then prevailing or should the base rate referred to in clause 1.8 cease to exist such other rate of interest as is most closely comparable with the interest rate to be agreed between the parties or in default of agreement to be determined by the surveyor acting as an expert and not as an arbitrator

2.6	“the 1954 Act” means the Landlord and Tenant Act 1954

2.7	“the Planning Acts” means the Town and Country Planning Act 1990

2.8	“rent” means the Initial Rent and such term does not include the insurance rent but the term “rents” include both the rent and the insurance rent

2.9	“surveyor” means a Surveyor with not less than seven years post qualification experience appointed by agreement between the parties or in the absence of agreement appointed on the request of either party by the President for the time being of the Royal Institute of Chartered Surveyors or his duly appointed deputy or anyone authorised to make the appointment on his behalf to perform any of the functions of the surveyor under this Lease

3	INTERPRETATION

3.1	THE expression “the Landlord” and “the Tenant” wherever the context so admits includes the person for the time being entitled to the reversion immediately expectant on the determination of the term and the Tenant’s successors in title respectively

3.2	Where the Landlord and the Tenant for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly or severally

3.3	Words importing one gender include all other genders and words importing the singular include the plural and vice versa

3.4	References to “the last year of the Term” include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to the “expiration of the Term” include such other determination of the Term

3.5	“Development” has the meaning given by the Town and Country Planning Act 1990 Section 55

3.6	Any references to a specific statute include any statutory extension or modification amendments or re-enactment of such statute and any regulations or orders made under such statute and any general reference to statute or statutes include any regulations or orders made under such statute or statutes

3.7	The expression “the Term” includes any continuation or extension of the Term hereby granted and any holding over whether by statute common law or otherwise

4	DEMISE

THE Landlord demises to the Tenant with full title guarantee the Premises Together with the rights specified in the First Schedule EXCEPTING AND RESERVING to the Landlord the rights specified in the Second Schedule TO HOLD the Premises to the Tenant for the Term YIELDING AND PAYING to the Landlord

4.1	the rent payable without any deduction (except where lawfully made pursuant to statute) by equal monthly payments in advance on the first day of each month without deductions

4.2	by way of further rent the insurance rent payable within 14 days of written demand being received by the Tenant in accordance with clause 7

5	THE TENANTS COVENANTS

THE TENANT COVENANTS with the Landlord :-

5.1	Rent

To pay the rents on the days and in the manner set out in this Lease and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off

5.2	Outgoing and VAT

To pay and to indemnify the Landlord against :-

5.2.1	all rates taxes assessments duties charges impositions and outgoings which are now or during the term shall be charged assessed or imposed upon the Premises or upon the owner or occupier of them excluding any payable by the Landlord occasioned by receipt of the rents or by any dealings with this Lease or the reversionary interest in the Premises

5.2.2	VAT (or any tax of a similar nature that may be substituted for it or levied in addition to it) chargeable in respect of any payment made by the Tenant under any of the terms of or in connection with this Lease or in respect of any payment made by the Landlord where the Tenant agrees in this Lease to reimburse the Landlord for such payment Provided Always the Tenant is sent a Value Added Tax Invoice addressed to the Tenant

5.3	Electricity and other services consumed

To pay to the suppliers and to indemnify the Landlord against all charges for electricity gas (when and if installed) and other services consumed or use at or in relation to the Premises (including Water Rates).

5.4	Repair cleaning and decorating etc.

5.4.1	To keep the Premises in good and substantial repair and condition excepting damage caused by an insured risk other than where the insurance money is irrecoverable in consequence of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority and under the Tenant’s control in the course of employment

5.4.2	To replace from time to time the Landlord’s fixtures and fittings in the Premises which may be or become beyond repair at any time during or at the expiration of the Term

5.4.3	To clean the Premises and keep them in a clean condition in so far as reasonably necessary

5.4.4	Not to deposit or permit to be deposited any waste rubbish or refuse on the open land except in a proper waste receptacle pending clearance

5.4.5	Not to cause any land roads or pavements abutting the Premises to be untidy or in a dirty condition and in particular (but without prejudice to the generality of the above) not to deposit on them refuse or other materials

5.4.6	In the third year of the term and in the last year of the Term to redecorate the interior of the building in a good and workmanlike manner and with appropriate materials of good quality to the reasonable satisfaction of the Landlord any change in the tints colours and patterns of such decoration to be approved by the Landlord such approval not to be unreasonably withheld.

5.5	Waste and alterations

5.5.1	Not to :-

5.5.1.1	commit any waste

5.5.1.2	make any structural addition to the Premises

5.5.1.3	unite the Premises with any adjoining premises

5.5.1.4	make any alteration to the Premises save as permitted by the following provisions of this clause

5.5.2	Not to make internal non-structural alterations to the building without obtaining and complying with all necessary consents of any competent authority and paying all charges for any such authority in respect of such consents and notify the Landlord of the intention to make alterations

5.5.2	SUBJECT to the provisions of clause 5.2:

To remove any additional buildings additions alterations or improvements made to the Premises or any demountable partitions installed in the Premises at the expiration of the Term if so requested by the Landlord and to make good any part or parts of the Premises which may be damaged by such removal

5.6	Signs and Advertisements

NOT without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to affix or exhibit on the outside of the building or to or through any window of the building nor display anywhere on the Premises any placard sign note facia board or advertisement which is in breach of the Planning Acts

5.7	Statutory obligations

5.7.1	At the Tenant’s own expense to execute all works and provide and maintain all arrangements upon or in respect of the use to which the Premises are being put that are required in order to comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction

5.7.2	Not to do in or near the Premises any act or thing by reason of which the Landlord may under any statute incur having imposed upon them or become liable to pay any penalty damages compensation costs charges or expenses

5.7.3	Without prejudice to the generality of the above to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any byelaws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on the Premises

5.8	Access of Landlord and Notice to Repair

5.8.1	To permit the Landlord :-

5.8.1.1	upon written notice 5 working days in advance (save in the case of emergency) to enter upon the Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been observed and performed

5.8.1.2	upon written notice 5 working days in advance (except in the case of emergency) to view the state of repair and condition of the Premises and

5.8.1.3	to give to the Tenant a notice specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the terms of this Lease and to request the Tenant to put in hand all reasonable steps to execute the same

5.8.2	If within three months of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in such notice to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the reasonable and proper cost of so doing and all expenses properly and reasonably incurred by the Landlord (including reasonable and proper legal costs and surveyor’s fees) within fourteen days of a written demand

5.9	Alienation

5.9.1	The Tenant must not hold the Premises on trust for another. The Tenant must not part with possession of the Premises or any part of them or permit another to occupy them or any part of them except pursuant to a transaction permitted by and effected in accordance with the provisions of this Lease PROVIDED ALWAYS

5.9.1.1	Not withstanding the provisions of Clause 5.9.1 the Tenant may without the Landlords consent allow a Company which is a member of the same group as the Tenant (within the meaning of the 1954 Act Section 42) to occupy or share occupation of the whole or part of the Premises for so long as both Company’s remain members of the same group and otherwise then in a manner that transfers or creates a legal estate

5.9.1.2	The Tenant may enter into franchise or concession agreements with other Company’s or individuals authorising such Company’s or individuals to trade from part of the Premises provided that the agent does not create or transfer a legal estate and no relationship of Landlord or Tenant is thereby created and it shall be the Tenants responsibility to remove such person or persons at the end of this Lease and to indemnify the Landlord against any costs arising thereto

5.9.2	The Tenant must not assign, sublet or charge part only of the Premises

5.9.3	Subject to clauses 5.9.4 and 5.9.5 the Tenant must not assign the whole of the Premises without the consent of the Landlord whose consent must not be unreasonably withheld or delayed

5.9.4	If any of the following circumstances—which are specified for the purposes of the Landlord and Tenant Act 1927 section 19(1A)—applies either at the date when application for consent to assign is made to the Landlord, or after that date, but before the Landlord’s consent is given, the Landlord may withhold his consent and if, after the Landlord’s consent has been given but before the assignment has taken place, any such circumstances apply, the Landlord may revoke his consent, whether his consent is expressly subject to a condition as referred to below or not. The circumstances are:

5.9.4.1	that the rent due from the Tenant under this Lease has been demanded and remains unpaid

5.9.4.2	that in the Landlord’s reasonable opinion the assignee is not a person who is likely to be able to comply with the tenants covenants of this Lease and to continue to be able to comply with them following the assignment

5.9.4.3	in the case of an assignment to a company in the same group as the Tenant within the meaning of section 43 of the Landlord and Tenant Act 1954 in the Landlord’s reasonable opinion the assignee is a person who is less likely to be able to comply with the tenant covenants of this Lease than the Tenant requesting consent to assign, which likelihood is adjudged by reference in particular to the financial strength of that Tenant aggregate with that of any guarantor of the obligations of that Tenant and the value of any other security for the performance of the tenant covenants of this Lease when assessed at the date of grant or—where that Tenant is not the Original Tenant—the date of the assignment of this Lease to that Tenant, or

5.9.4.4	that the assignee or any guarantor for the assignee, other than any guarantor under an authorised guarantee agreement, is a corporation registered—or otherwise resident—in a jurisdiction in which the order of a court obtained in England and Wales will not necessarily be enforced against the assignee or guarantor without any consideration of the merits of the case

5.9.5	The Landlord may impose any or all of the following conditions—which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927—on giving any consent for an assignment by the Tenant, and any such consent is to be treated as being subject to each of the following

5.9.5.1	a condition that on or before any assignment and before giving occupation to the assignee, the Tenant requesting consent to assign, together with any former tenant who by virtue of section 11 of the Landlord and Tenant (Covenants) Act 1995 was not released on earlier assignment of this Lease, must enter into an authorised guarantee agreement in favour of the Landlord in the terms set out in the schedule The Authorised Guarantee Agreement

5.9.5.2	a condition that if reasonably so required by the Landlord on an assignment to a limited company, the assignee must ensure that at least one director of the company or some other guarantor or guarantors reasonably acceptable to the Landlord, enter into direct covenants with the Landlord in the form of the guarantor’s covenants contained in clause 8 with ‘the Assignee’ substituted for ‘the Tenant’.

5.9.5.3	a condition that upon or before any assignment, the Tenant making the request for consent to assign must give to the Landlord a copy of the heath and safety file required to be maintained under the Construction (Design and Management) Regulations 1994 containing full details of all works undertaken to the Premises by the Tenant.

5.9.6	The Tenant must not charge the whole of the Premises without the consent of the Landlord, whose consent may not be unreasonably withheld or delayed

5.9.7	The Tenant must not sublet the whole of the Premises without the Landlord’s consent which may not be unreasonably withheld or delayed

5.9.8	Every permitted sublease must be granted, without a fine or premium, at a rent not less than whichever is the greater of the then open market rent payable in respect of the Premises—to be approved by the Landlord (such approval not to be unreasonably withheld or delayed) before the sublease and the Rent, to be payable in advance on the days on which the Rent is payable under this Lease. Every permitted sublease must contain provisions approved by the Landlord -

5.9.8.1	for the upwards only review of the rent reserved by it, on the same or similar basis to that contained in this Lease

5.9.8.2	prohibiting the subtenant from doing or allowing anything in relation to the Premises inconsistent with or in breach of the provisions of this Lease

5.9.8.3	for re-entry by the sublandlord in breach of any covenant by the subtenant

5.9.8.4	imposing an absolute prohibition against all dealings with the Premises other than assignment, or subletting of the whole

5.9.8.5	prohibiting assignment subletting or charging of the whole of the Premises without the consent of the Landlord under this Lease which consent shall not be unreasonably withheld or delayed

5.9.8.6	requiring the assignee on any assignment of the sublease to enter into direct covenants with the Landlord to the same effect as those contained in this Lease

5.9.8.7	requiring on each assignment of the sublease that the assignor enters into an authorised guarantee agreement in the same terms—adapted to the suitable circumstances—as in this Lease

5.9.8.8	prohibiting the subtenant from holding on trust for another or permitting another to share or occupy the whole or any part of the Premises other than as provided for in like terms to clause 5.9.1 hereof

5.9.8.9	imposing in relation to any permitted assignment subletting or charge the same obligations for registration with the Landlord as are contained in this Lease in relation to dispositions by the Tenant

5.9.8.10	excluding the provisions of sections 24-28 of the Landlord and Tenant Act 1954 from the letting created by this sublease

5.9.9	Before any permitted subletting, the Tenant must ensure that the subtenant enters into a direct covenant with the Landlord that while the subtenant is bound by the tenant covenants of the sublease and while he is bound by an authorised guarantee agreement the subtenant will observe and perform the tenant covenants contained in this Lease

5.9.10	The Tenant must not grant a sublease or permit the subtenant to occupy the Premises without a Court Order excluding the right of renewal under section 38(4) of the 1954 Act

5.9.11	In relation to any permitted sublease, the Tenant must enforce the performance and observance of each subtenant of the provisions of the sublease and must not at any time either expressly or by implication waive any breach of the covenants or conditions on the part of any subtenant or assignee of any sublease, or—without the consent of the Landlord, whose consent may not be unreasonably withheld or delayed—vary the terms or accept a surrender of any permitted sublease

6	THE LANDLORD’S COVENANTS

6.1	Quiet Enjoyment

The Landlord covenants with the Tenant to permit the Tenant peaceably and quietly to enjoy and hold the Premises without any interruption or disturbance from or by the

Landlord or any person claiming under or in trust for the Landlord or by title paramount

6.2	No other part of the Landlord’s estate shall be used or let for a purpose which is in direct or indirect competition with the business of carpet and flooring covering sales or fitting provided that the Landlord shall not be liable for any unauthorised breach by another tenant or Licencee

7	INSURANCE

7.1	Warranty re: convictions

The Tenant warrants that prior to the execution of this Lease it has disclosed to the Landlord in writing any conviction judgment or finding of any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such nature as to be likely to affect the decision of any insurer or underwriter to grant to or continue insurance of any part of the insured risks

7.2	Landlord to insure

The Landlord covenants with the Tenant to insure the Premises unless such insurance shall be vitiated by any act of the Tenant or by anyone at the Premises expressly or by implication with the Tenant’s authority and under the Tenant’s control

7.3	Details of Insurance

Insurance shall be effected :-

7.3.1	In such substantial and reputable insurance office or with such Lloyd’s underwriters as the Landlord may from time to time reasonably decide

7.3.2	for the following sums:-

7.3.2.1	such sums as the Landlord shall from time to time be advised by his Surveyor as being the full cost of rebuilding and reinstatement including architect’s surveyor’s and other professional fees and fees payable upon any application for planning permission or other permits or consent that may be required in relation to the rebuilding or reinstatement of the Premises the cost of debris removal demolition site clearance any works that may be required by statute and incidental expenses and

7.3.2.2	the loss of rent payable under this Lease from time to time (having regard to any review of rent which may become due under this Lease) for two years or such longer period as the Landlord may from time to time reasonably deem to be necessary for the purposes of the planning and carrying out the rebuilding or reinstatement

7.3.3	Against damage or destruction by the insured risks to the extent that such insurance may ordinarily be arranged for properties such as the Premises with an insurer of repute and subject to such excesses exclusions or limitations as the insurer may require

7.4	Payment of Insurance Rent

The Tenant shall pay the insurance rent (representing one half of the premium for 347/349 Yorktown Road of such proportion as the Landlord shall deed fit) on the date of this Lease for the period from the date hereof to the day before the next policy renewal date and subsequently the Tenant shall pay the insurance rent not less than 14 days before the insurance rent falls due and is payable or if later within 14 days of demand

7.5	Suspension of Rent

7.5.1	If and whenever during the Term:-

7.5.1.1	the Premises or any part of them are damaged or destroyed by any of the insured risks so that the Premises or any part of them are unfit for occupation or use and

7.5.1.2	payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority

7.5.2

When the circumstances contemplated in clause 7.5.1 arise the rent or a fair proportion of the rent according to the nature and extent of the damage sustained shall cease to be payable until the Premises or the affected part shall have been rebuilt or reinstated so that the Premises or the affected part are made fit for occupation or use the amount of such proportion and the period during which the rent shall cease to be payable to be determined by the Surveyor acting as an expert and not as an arbitrator

7.6	Reinstatement and Termination if Prevented

7.6.1	If and whenever during the Term:-

7.6.1.1	the Premises or any part of them are damaged or destroyed by any of the insured risks and

7.6.1.2	the payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority and under the Tenant’s control the Landlord shall use its best endeavours to obtain all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes (if any) to enable the Landlord to rebuild and reinstate (“the Permissions”)

7.6.2	Subject to the provisions of clause 7.6.3 and 7.6.4 the Landlord shall as soon as the Permissions have been obtained or immediately where no Permissions are required apply for all money received in respect of such insurance (except sums in respect of loss of rent) in rebuilding or reinstating the Premises so destroyed or damaged making up any difference between the cost of rebuilding and reinstating and the money received out of the Landlord’s own money

7.6.3	For the purposes of this clause the expression “supervening events” means :

7.6.3.1	the Landlord has failed despite using its best endeavours to obtain the Permissions

7.6.3.2	any of the Permissions have been granted subject to a lawful condition with which in all the circumstances it would be unreasonable to expect the Landlord to comply

7.6.3.3	some defect or deficiency in the site upon which the rebuilding or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances

7.6.3.4	the Landlord is unable to obtain access to the site for the purposes of rebuilding or reinstatement

7.6.3.5	the rebuilding or reinstating is prevented by war act of God government action or

7.6.3.6	any other circumstances beyond the control of the Landlord

7.6.4	The Landlord shall not be liable to rebuild or reinstate the Premises if and for so long as such rebuilding or reinstating is prevented by supervening events

7.6.5	If upon the expiry of two years commencing on the date of the damage or destruction the Premises have not been rebuilt or reinstated so as to be fit for the Tenant’s occupation and use either party may by notice served at any time within one month of the expiry of such period invoke the provisions of clause 7.6.6

7.6.6	Upon service of a notice in accordance with clause 7.6.5:

7.6.6.1	the Term will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other including (without prejudice to the generality of the above) any right that the Tenant might have against the Landlord for a breach of the Landlord’s covenants set out in clause 7.6.1 and 7.6.2

7.6.6.2	all money received in respect of the insurance effected by the Landlord pursuant to this clause shall be divided between the Landlord and the Tenant according to the value of at that date the damage or destruction of their respective interests in the Premises (to be determined in default of agreement by a single arbitrator to be appointed by the President for the time being of the Royal Institution of Chartered Surveyors on the application of either party)

7.7	LANDLORD’S COVENANTS - TO REPAIR THE EXTERIOR

7.7.1	Provided the Tenant shall pay the rent due under the terms of the Lease the Landlord covenants to keep in good and substantial repair decoration and condition the structure of the building and in particular the roofs foundations external and internal walls (but not the parts of the building which form part of the demised premises) timbers (including the joists beams of the floors and ceilings) chimney stacks gutters and rain water and soil pipes thereof.

7.7.2	To paint and redecorate and treat as applicable all the external wood iron metalwork and parts of the building external usually painted and redecorated excluding the exterior of the shop and front door to the demised premises as and when the Landlord considers the same necessary To maintain in good working order and repair the sewers drains channels watercourse gutters rainwater and soil pipes in under or upon the building which shall serve the same.

7.7.3	The Landlord shall not in any event be liable to the tenant in respect of any failure to perform any of its obligations to the tenant hereunder for the repair of the building whether expressed or implied unless and until the tenant has notified the Landlord of the facts of which the tenant could reasonably be deemed to be aware giving rise to the failure and the Landlord has failed within a reasonable length of time to remedy the same.

7.7.4	The Landlord shall be under no liability whatsoever for any accident occurring to any employee of the tenant or other person authorised by the Tenant to be upon the demised premises other than as a result of any failure on the part of the Landlord of his obligations hereunder.

7.8	FURTHER COVENANTS

7.8.1	All equipment machinery goods and commodities (excluding Landlord’s fixtures) from time to time in the demised premises shall be the responsibility of the Tenant at all times for fire and other risks whilst in the demised premises.

7.8.2	No demand for or acceptance of rent by the Landlord or his agent with knowledge of a breach of any of the covenants on the part of the Tenant contained in this Lease shall be or be deemed to be a waiver wholly or partly of any such breach but any such breach shall be deemed to be a continuing breach of covenant and the Tenant and any person taking any estate or interest under or through the Tenant shall not be entitled to set up any such demand for or acceptance of rent by the Landlord or his agent as a defence in any action for forfeiture or otherwise Provided however that this provision shall have effect in relation only to a demand for or acceptance of rent during such period as may be reasonable for enabling the parties hereto to carry on negotiations for remedying the said breach once the Landlord or his agent has received knowledge thereof.

7.8.3	Such of the division walls or fences as divide the demised premises from other premises of the Landlord shall be deemed to be party walls or fences and to belong in equal moieties (considered as divided vertically down the middle throughout the whole length) to the property on either side thereof.

7.9	Tenant’s Insurance Covenants

THE TENANT COVENANTS with the Landlord:

7.9.1	To comply with all the requirements and recommendations of the insurers

7.9.2(a)	To insure and keep insured to the full value thereof all the plate glass at the demised premises against damage or destruction from whatever cause in the joint names of the Landlord and the Tenant with a responsible insurance office to be approved by the Landlord (such approval not to be unreasonably withheld or delayed) and to pay all premiums thereon within fourteen days after the due date and when so required by the Landlord (but not more than once in any twelve month period) to produce to the Landlord a copy of the Policy of such insurance and receipt for the current premium and to cause all monies received by virtue of such insurance to be forthwith laid out in the reinstatement of such plate glass and to make up any deficiency out of the Tenants own monies

7.9.2(b)	Not to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and has agreed to pay the increased premium) anything by which an additional insurance premium may become payable

7.9.3	To keep the Premises supplied with such fire fighting equipment as the insurers and the Landlord may reasonably require and to maintain such equipment to their reasonable satisfaction and in efficient working order and at least once in every twelve months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person

7.9.4	Not otherwise than in the cause of the Tenant’s business to store or bring onto the Premises any article substance or liquid of a specially combustible inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority and the requirements of the Landlord as to fire precautions relating to the Premises

7.9.5	Not to obstruct the access to any fire equipment or the means of escape from the Premises not to lock any fire door while the Premises are occupied

7.9.6	To give notice to the Landlord immediately upon the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening or any event against which the Landlord may have insured under this Lease

7.9.7	Immediately to inform the Landlord in writing of any conviction judgment or finding of any court or tribunal relating to the Tenant (or a director or majority shareholder of the Tenant that is a shareholder owning more than 50% of the voting shares of the Tenant) of such a nature as are likely to affect the decision of any insurer or underwriter to grant or to continue any such insurance to the best of the Tenant’s knowledge

7.9.8	If at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this Lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

7.9.9

If and whenever during the Term the Premises or any part of them are damaged or destroyed by an insured risk and the insurance money under the policy of insurance effected by the Landlord pursuant to its obligations contained in this Lease is by reason of any act or default of the Tenant or anybody at the Premises expressly or by implication with the Tenant’s authority while under the Tenant’s control and in the employment of the Tenant wholly or irrecoverable immediately in every such case (at the option of the Landlord) either:

7.9.9.1	to rebuild and reinstate at his own expense the Premises or the part destroyed or damaged to the reasonable satisfaction and under the supervision of the surveyor the Tenant being allowed towards the expenses of so doing upon such rebuilding or reinstatement being completed the amount (if any) actually received in respect of such destruction or damage under any such insurance policy or

7.9.9.2	to pay to the Landlord on demand with interest the amount of such insurance money so irrecoverable in which event the provisions of clauses 7.5 and 7.6 shall apply

7.10	Landlord’s Insurance Covenants

The Landlord covenants with the Tenant in relation to the policy of insurance effected pursuant to its obligations contained in this Lease:-

7.10.1	to produce to the Tenant on demand a copy of the policy and the last premium renewal receipt

7.10.2	to notify the Tenant of any material change in the risks covered by the policy from time to time and

7.10.3	to produce to the Tenant on demand written confirmation from the insurers that they have agreed to waive all rights of subrogation against the Tenant

7.10.4	to note the interest of the Tenant and any approved undertenant or mortgagee on such policy reimbursing the Landlord’s reasonable costs

8.	GUARANTEE PROVISIONS

8.1	THE GUARANTOR’S COVENANTS (when applicable)

8.1.1	Any Guarantor’s covenants with the Landlord are given as sole or principal debtor or covenantor, with the Landlord for the time being and with all his successors in title without the need for any express assignment, and the Guarantor’s obligations to the Landlord will last throughout the term of this Lease (‘the Liability Period’)

8.1.2	The Guarantor covenants with the Landlord to observe the requirements of this clause

8.1.2.1	The Tenant must pay the Lease Rents and VAT charged on them punctually and observe and perform the covenants and other terms of this Lease, and if, at any time during the Term while the Tenant is bound by the covenants of this Lease, the Tenant defaults in paying the Lease rents or in observing or performing any of the covenants or other terms of this Lease, then the Guarantor must pay the Lease rents and observe or perform the covenants or terms in respect of which the Tenant is in default and make good to the Landlord, and indemnify the Landlord against, all losses resulting from such non-payment, non-performance or non-observance notwithstanding -

(i)	any time or indulgence granted by the Landlord to the Tenant, any neglect or forbearance of the Landlord in enforcing the payment of the Lease rents or the observance or performance of the covenants or other terms of this Lease, or any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord is entitled—or will after the service of a notice under the Law of Property Act 1925 section 146 be entitled—to re-enter the Premises

(ii)	that the terms of this Lease may have been varied by agreement between the Landlord and the Tenant provided that no variation is to bind the Guarantor to the extent that it is materially prejudicial to him

(iii)	that the Tenant has surrendered part of the Premises—in which event the liability of the Guarantor under this Lease is to continue in respect of the part of the Premises not surrendered after making any necessary apportionments under the Law of Property Act 1925 section 140, and

(iv)	anything else by which, but for this clause the guarantor would be released

8.1.2.2	If at any time during the Term while the Tenant is bound by the tenant covenants of this Lease, any trustee in bankruptcy or liquidator of the

Tenant disclaims this Lease, the Guarantor must, if so required by notice served by the Landlord within one month of the Landlord’s becoming aware of the disclaimer, take from the Landlord forthwith a lease of the Premises for the residue of the Contractual Term as at the date of the disclaimer, at the Rent then payable under this Lease and subject to the same covenants and terms as this Lease—except that the Guarantor need not ensure that any other person is made a party to that lease as guarantor—the new lease to commence on the date of the disclaimer. The Guarantor must pay the reasonable and proper costs of the new lease and VAT charged thereon, save where such VAT is recoverable or available for set-off by the Landlord as input tax, and execute and deliver to the Landlord a counterpart of the new lease.

8.1.2.3	If, at any time during the Liability Period while the Tenant is bound by an authorised guarantee agreement, the Tenant makes any default in his obligations under that agreement, the Guarantor must make good to the Landlord on demand, and indemnify the Landlord against, all losses resulting from that default notwithstanding -

(i)	any time or indulgence granted by the Landlord to the Tenant, or neglect or forbearance of the Landlord in enforcing the payment of any sum or the observance or performance of the covenants of the authorised guarantee agreement,

(ii)	that the terms of the authorised guarantee agreement may have been varied by agreement between the Landlord and the Tenant (provided that no variation is to bind the Guarantor to the extent that it is materially prejudiced to him), or

(iii)	anything else by which, but for this clause the Guarantor would be released

8.1.3

8.1.3.1	Any provision of this clause rendered void by virtue of the 1995 Act section 25 is to be severed from all remaining provisions, and the remaining provisions are to be preserved

8.1.3.2	If any provision in this clause extends beyond the limits permitted by the 1995 Act section 25 that provision is to be varied so as not to extend beyond those limits

9	PROVISOS

9.1	Re-entry

If and whenever during the Term:

9.1.1	the rents (or any of them or any part of them) under this Lease are outstanding for twenty-one days after becoming due whether formally demanded or not or

9.1.2	there is a material breach by the Tenant of any covenant or other term in this Lease or any documents supplemental to this Lease or

9.1.3	an individual Tenant becomes bankrupt or

9.1.4	a Company Tenant:

9.1.4.1	enters into liquidation whether compulsory or voluntarily (but not if the liquidation is for amalgamation or reconstruction of a solvent company) or

9.1.4.2	has a Receiver appointed or

9.1.5	the Tenant enters into an arrangement for the benefit of its creditors or

9.1.6	the Tenant has any distress or execution levied on its goods at the Premises the Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without prejudice to any rights of remedies which may have accrued to the Landlord against the Tenant in respect of any breach of covenant or other term of this Lease (including the breach in respect of which the re-entry is made)

9.2	Compensation on Vacating

Any Statutory rights of the Tenant to claim compensation from the Landlord on vacating the Premises shall be excluded to the extent that the law allows

9.3	Service of Notices

The provisions of the Law of Property Act 1925 Section 196 as amended by the Recorded Delivery Services Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease

10.	Rent Review

THE parties agree:

10.1	The rent shall be reviewed with effect at the end of the third anniversary (‘the review date’) hereof (the period after the review date hereinafter referred to as ‘the review period’) namely the 1st day of March 2007

10.2	During the review period the rent shall be that equal to the rent previously payable or such revised rent as may be ascertained whichever shall be the greater.

10.3	The revised rent for the review period may be agreed any time between the Landlord and the Tenant or in the absence of agreement determined not earlier than the review date by an independent valuer (acting as an expert and not as an arbitrator) such valuer to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of either the Landlord or the Tenant made not earlier than three months before the review date and so that the revised rent to be awarded or determined by the valuer shall be such as he shall decide shall be the yearly rent

10.4	The following assumptions shall be applied:-

(i)	The Premises are fit for immediate occupation and use and no works have been carried out by the Tenant or sub-tenants during the Term which has diminished the rental value of the Premises and in the case where the Premises has been destroyed or damaged that it has been fully restored.

(ii)	The Premises are available to be let by a willing Landlord to a willing Tenant as a whole without premium but with vacant possession subject to the provisions of this Lease (except the length of term and the amount of the rent reserved but including provisions for rent review as contained herein) for a term equal to the unexpired residue of the Term at the review date.

(iii)	That the covenants on the part of the Tenant have been fully observed and performed and having regard to open market rental values current at the review date.

10.5	The following shall not be taken into account:-

(i)	Any effect on the rent of the fact that the Tenant its sub-tenant or predecessors in title have been in occupation of the Premises.

(ii)	Any goodwill attached to the Premises

(iii)	Any increase in rental value attributable to the existence at the review date of any improvement or alteration to the Premises or part carried out with the consent of the Landlord if necessary save in pursuance to an obligation to the Landlord by the Tenant or sub-tenants or predecessors in title during the Term or during any period of occupation prior thereto arising out of an agreement to grant such term

(iv)	It is further agreed that:

(i)	In the case of determination by a valuer that his fees and expenses including cost of appointment shall be borne as he shall determine as being reasonable

(ii)	The valuer shall allow each party the opportunity to make representations.

(iii)	If he shall delay or became unwilling or incapable of acting or for any other reason the President for the time being of the R.I.C.S. or the person acting on his behalf shall in his absolute discretion think fit he may by writing discharge the valuer and appoint another in his place.

(v)	Upon the rent being determined a memorandum shall be signed by on behalf of the Landlord and Tenant annexed to the Lease and Counterpart and the parties shall bear their own costs in respect thereof.

(vi)	If the revised rent payable on or from the review date has not been agreed by the review date the rent shall continue to be payable at the rate previously payable but forthwith upon the revised rent being ascertained the Tenant shall pay the Landlord any shortfall between the rent and revised rent payable up to and on the preceding quarter day together with interest at 2% above the base rate or of Lloyds TSB Bank Plc.

(vii)	For the purposes of the above the revised rent shall be deemed to have been ascertained on the date when the same has been agreed between the parties or as the case may be the date of determination by the valuer.

11.	EXCLUSION of Part 2 of the Landlord and Tenant Act 1954

EXCLUSION OF PART 2 OF THE LANDLORD AND TENANT ACT 1954

The Landlord and the Tenant have agreed that sections 24 – 28 of the Landlord and Tenant Act 1954 as amended are not to apply to this business tenancy and further the Tenant has been served with a Notice pursuant to section 38 A 14 days prior to occupation or has entered into a Statutory Declaration confirming agreement to exclusion of the right of renewal

12.	STAMP DUTY

IT IS HEREBY CERTIFIED that there is no Agreement for Lease to which this Lease gives effect

13.	BREAK CLAUSE

(i)	In this clause termination date means the second anniversary of the commencement of the Term

(ii)	The Tenant may determine the Term on the Termination Date by giving the Landlord not less than six (6) months written notice—time shall be of the essence. The Term will then determine on the Termination Date but without prejudice to any rights of either party against the other for any antecedent breach of its obligations under this Lease

14.	COSTS

The Tenant shall pay the sum of £500 plus VAT towards the Landlord’s costs

IN WITNESS WHEREOF the parties hereto have unto set their hands and seals the day and year first before written

THE FIRST SCHEDULE

(RIGHTS GRANTED)

1.	The right of free passage and running of water and soil through the sewers drains and channels made or during a term of 80 years from the date of this Lease or during its Term through or under the demised premises and the free and uninterrupted use of all usual services made or during such Term shall be appropriate to be made through the property

2.	The right to support and shelter and all other easements and rights now or hereafter belonging to or enjoyed by all adjacent or neighbouring land or buildings belonging to the Landlord

3.	The right of way in common with the Landlord and any other Lessees Occupiers and Tenants of the Building or any part thereof and all persons authorised by them and all other persons entitled to use the same or any part of the same over the land edged green on the plan attached hereto on foot and for vehicular access for light delivery vans and private cars only. The Tenant and it’s lawful visitors shall be allowed to park five vehicles on the spaces, shown on the plan attached hereto, and have use of the garage, subject to keeping the said garage in reasonable and tenantable repair and

4.	contributing reasonable costs for the maintenance of the access and parking area and the Landlord accepting no responsibility for any unlawful use of the said parking spaces by any other persons.

THE SECOND SCHEDULE

(Rights Reserved)

1.	The right at any time during the Term at reasonable times and upon reasonable written notice except in the cases of emergency to enter the Premises:

1.1	To inspect the condition and state of repair of the Premises

1.2	To take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term and

1.3	To exercise any of the rights granted to the Landlord elsewhere in this Lease

2.	The right of free passage and running of water and soil through the sewers drains and channels made or during a term of 80 years from the date of this Lease or during its term through or under the demised premises and the free and uninterrupted use of all usual services made or during such term as shall be appropriate to be made through the property.

3.	The right to build or rebuild or alter the Landlord’s Estate (including other parts of the building) Provided Always that the light or air to the Premises is not diminished or any other liberty easement right or advantage belonging to the Tenant is not diminished or prejudicially affected and not such that these works constitute a material breach of the Landlord’s covenant for quiet enjoyment.

4.	The right to support and shelter and all other easements and rights now or hereafter belonging to or enjoyed by all adjacent or neighbouring land or buildings belonging to the Landlord.

THE THIRD SCHEDULE

(Authorised Guarantee Agreement)

AN AGREEMENT made the                      day of

BETWEEN

(‘the Tenant’) (1) and

(‘the Landlord’) (2)

RECITES THAT

(1)	the Tenant is the tenant of 349 Yorktown Road, College Town, Sandhurst, Berks under a lease dated

(2)	the Tenant has applied to the Landlord for consent to assign the lease to (‘the Assignee’)

(3)	the Landlord has granted consent subject to the condition that the Tenant enters into this agreement

(4)	the condition was lawfully imposed

(5)	the Tenant enters into this agreement in pursuance of that condition

AND NOW WITNESSES

1.	In consideration of the grant of consent by the Landlord to the assignment of the lease to the Assignee the Tenant covenants with the Landlord that:

(a)	from completion of the assignment until he is released from liability by the Landlord and Tenant (Covenants) Act 1995 the Assignee will punctually pay the rent reserved by the Lease and will perform all the tenant covenants contained in it

(b)	in case of any default by the Assignee the Tenant will indemnify the Landlord against all loss damage costs and expenses suffered or incurred by the Landlord

2.	As between the Landlord and the Tenant the Tenant shall be treated as a principal debtor and accordingly:

(a)	the Tenant’s liability under clause 1 is not dependent on any demand being made by the Landlord

(b)	the Tenant’s liability will not be discharged by any forbearance or indulgence by the Landlord or by the giving of time to the Assignee or by any refusal on the part of the Landlord to accept rent from the Assignee

(c)	the Tenant’s liability will not be discharged by any variation of the terms of the Lease made after the Lease has been assigned to the Assignee

3.1	In the event of the Lease being disclaimed the Landlord shall be entitled to require the Tenant to enter into a new tenancy of the property comprised in the assignment:

(a)	for a term equivalent to the term of the Lease unexpired at the date of the disclaimer

(b)	on the same terms as the terms of the Lease at that date

3.2	The Landlord requires the Tenant to enter into a new tenancy by giving written notice to that effect no later than three months after the disclaimer has come to his notice

3.3	The Tenant shall complete the new lease within ten working days after receipt of written notice under sub-clause 3.2 hereof

SIGNED as a DEED by TYNE FLOORING LIMITED acting by a director and its secretary	) ) ) )

Director

Secretary

/s/ James Andrew Bruce

/s/ [ILLEGIBLE]

Signed as a deed on behalf of Agfa Monotype Ltd

/s/ Timothy Fraser
Timothy Fraser
Director

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/s/ James Andrew Bruce

/s/ [ILLEGIBLE]